                                                                  [Exhibit 10.9]

          FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 2006 (this "Supplemental Indenture"), between VALIDUS HOLDINGS, LTD., a company with limited liability organized under the laws of Bermuda (the "Company"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (in such capacity, the "Trustee").

                                   WITNESSETH

          REFERENCE is made to the Indenture, dated as of June 15, 2006 (the "Original Indenture" and as amended and modified by this Supplemental Indenture, the "Indenture"), between the Company and the Trustee, pursuant to which the Company issued its Junior Subordinated Deferrable Interest Debentures due 2036. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Indenture.

          WHEREAS, the Company has requested that the Trustee enter into this Supplemental Indenture to amend certain provisions of the Original Indenture;

          WHEREAS, Section 9.2 of the Original Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental thereto for the purpose of (subject to certain limited exceptions) adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of modifying in any manner the rights of the Holders of Securities;

          WHEREAS, all necessary actions for the execution and delivery of this Supplemental Indenture have been taken pursuant to Article IX of the Indenture and the Trustee has received an Officers' Certificate and Opinion of Counsel, stating, among other things, that the execution of this Supplemental Indenture is authorized or permitted by the Original Indenture and that all conditions precedent therein have been complied with, each as contemplated by Section 9.3 of the Indenture in connection with the execution and delivery of this Supplemental Indenture;

     WHEREAS, the Trustee has provided a copy of this Supplemental Indenture to the Holders and the Company has obtained the Consent of not less than a majority of aggregate principal amount of the Outstanding Securities to such Supplemental Indenture; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned parties hereto agree, for the equal and proportionate benefit of the Holders, as follows:

                                    ARTICLE I

                                   AMENDMENTS

          SECTION 1.1 Section 1.1 of the Indenture is hereby amended by inserting the following defined terms in such Section in alphabetical order:

     "Closing Date" shall mean June 15, 2006.

     "Fixed Rate Period" shall mean the period beginning on the Closing Date through but excluding June 15, 2011.

          SECTION 1.2 The form of Security set forth in Section 2.1 of the Indenture is hereby amended by deleting the first sentence of the second paragraph thereof and replacing said sentence with the following:

     "The amount of interest payable for any interest period shall be computed and paid (i) during the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months and (ii) thereafter on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period."

          SECTION 1.3 Section 3.1(d) of the Indenture is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

     "(d) Payments of interest on the Securities shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Securities shall be computed and paid (i) during the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months and (ii) thereafter on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period."

                                   ARTICLE II

                                  MISCELLANEOUS

          SECTION 2.1 Successors and Assigns.

          This Supplemental Indenture shall be binding upon and shall inure to the benefit of any successor to the Company and the Trustee, including any successor by operation of law.

          SECTION 2.2 Separability Clause.

          If any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.


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

          SECTION 2.3 Governing Law.

          THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE COMPANY AND THE TRUSTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

                                     * * * *

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                     * * * *


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

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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